Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2024 RESULTS

●	Fourth quarter comparable store sales growth of 4.4%, full-year increase of 2.9%
●	$3.0 billion net cash provided by operating activities in 2024

Springfield, MO, February 5, 2025 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue for its fourth quarter and full-year ended December 31, 2024.  The results represent 32 consecutive years of comparable store sales growth and record revenue and operating income for O’Reilly since becoming a public company in April of 1993.

4th Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “We are pleased to report a strong finish to 2024 in the fourth quarter, highlighted by 4.4% growth in comparable store sales, driven by solid growth in both professional and DIY.  Our Team is relentlessly focused on executing our industry-leading model at a high level, which we believe continues to generate market share gains on both sides of our business.  I would like to take this opportunity to commend Team O’Reilly on their performance in the fourth quarter and thank each of you for your hard work and continued commitment to providing excellent customer service.”

Sales for the fourth quarter ended December 31, 2024, increased $264 million, or 7%, to $4.10 billion from $3.83 billion for the same period one year ago.  Gross profit for the fourth quarter increased 7% to $2.10 billion (or 51.3% of sales) from $1.97 billion (or 51.3% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the fourth quarter increased 9% to $1.36 billion (or 33.3% of sales) from $1.25 billion (or 32.6% of sales) for the same period one year ago.  Operating income for the fourth quarter increased 3% to $739 million (or 18.0% of sales) from $719 million (or 18.8% of sales) for the same period one year ago.

SG&A expenses for the fourth quarter included a charge of $35 million to adjust reserves relating to our self-insurance liabilities for historic auto liability claims.  The adjustment relates to claims that occurred prior to 2024 and reflects adverse claim development experience and revised assumptions used to estimate future liabilities for these claim years.

Net income for the fourth quarter ended December 31, 2024, decreased $1 million to $551 million (or 13.5% of sales) from $553 million (or 14.4% of sales) for the same period one year ago.  Diluted earnings per common share for the fourth quarter increased 3% to $9.50 on 58 million shares versus $9.26 on 60 million shares for the same period one year ago.  The self-insurance reserve adjustment, net of tax, impacted fourth quarter net income and diluted earnings per share by $27 million and $0.46, respectively.

Full-Year Financial Results

Mr. Beckham continued, “Our strong performance in the fourth quarter lifted our full-year comparable store sales growth to 2.9%, at the high end of our revised guidance range of 2% to 3%.  While our 2024 results were below our expectations entering the year, we are pleased with our Team’s ability to deliver solid comparable store sales growth despite tough market conditions.  2024 represents our 32nd consecutive year of annual comparable store sales growth and record earnings, and I want to congratulate Team O’Reilly on their consistent performance and unwavering commitment to our customers.  Our Team also delivered a strong finish to our expansion efforts in 2024, meeting our new store opening target with the successful opening of 198 net, new stores and completing our planned distribution expansion with the relocation of our Atlanta, Georgia distribution center to a larger, modern facility in the fourth quarter.”

Sales for the year ended December 31, 2024, increased $896 million, or 6%, to $16.71 billion from $15.81 billion for the same period one year ago.  Gross profit for the year ended December 31, 2024, increased 6% to $8.55 billion (or 51.2% of sales) from $8.10 billion (or 51.3% of sales) for the same period one year ago.  SG&A for the year ended December 31, 2024, increased 8% to $5.30 billion (or 31.7% of sales) from $4.92 billion (or 31.1% of sales) for the same period one year ago.  Operating income for the year ended December 31, 2024, increased 2% to $3.25 billion (or 19.5% of sales) from $3.19 billion (or 20.2% of sales) for the same period one year ago.

Net income for the year ended December 31, 2024, increased $40 million, or 2%, to $2.39 billion (or 14.3% of sales) from $2.35 billion (or 14.8% of sales) for the same period one year ago.  Diluted earnings per common share for the year ended December 31, 2024, increased 6% to $40.66 on 59 million shares versus $38.47 on 61 million shares for the same period one year ago.

4th Quarter and Full-Year Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day for the year ended December 31, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 4.4% for the fourth quarter ended December 31, 2024, on top of 3.4% for the same period one year ago.  Comparable store sales increased 2.9% for the year ended December 31, 2024, on top of 7.9% for the same period one year ago.

Share Repurchase Program

During the fourth quarter ended December 31, 2024, the Company repurchased 0.4 million shares of its common stock, at an average price per share of $1,207.43, for a total investment of $472 million.  During the year ended December 31, 2024, the Company repurchased 1.9 million shares of its common stock, at an average price per share of $1,072.47, for a total investment of $2.08 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $20.8 million for the year ended December 31, 2024.  Subsequent to the end of the fourth quarter and through the date of this release, the Company repurchased an additional 0.1 million shares of its common stock, at an average price per share of $1,232.37, for a total investment of $181 million.  The Company has repurchased a total of 96.2 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $264.49, for a total aggregate investment of $25.44 billion.  As of the date of this release, the Company had approximately $2.31 billion remaining under its current share repurchase authorizations.

Full-Year 2025 Guidance

The table below outlines the Company’s guidance for selected full-year 2025 financial data:

For the Year Ending
December 31, 2025
Net, new store openings	200 to 210
Comparable store sales	2.0% to 4.0%
Total revenue	$17.4 billion to $17.7 billion
Gross profit as a percentage of sales	51.2% to 51.7%
Operating income as a percentage of sales	19.2% to 19.7%
Effective income tax rate	22.6%
Diluted earnings per share (1)	$42.60 to $43.10
Net cash provided by operating activities	$2.8 billion to $3.2 billion
Capital expenditures	$1.2 billion to $1.3 billion
Free cash flow (2)	$1.6 billion to $1.9 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2025
Net cash provided by operating activities		$2,810	to	$3,220
Less:	Capital expenditures	1,200	to	1,300
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,600	to	$1,900

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, February 06, 2025, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 186296.  A replay of the conference call will be available on the Company’s website through Thursday, February 05, 2026.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of December 31, 2024, the Company operated 6,378 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,”

“guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2023, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2024	December 31, 2023
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$130,245	$279,132
Accounts receivable, net	356,839	375,049
Amounts receivable from suppliers	139,091	140,443
Inventory	5,095,804	4,658,367
Other current assets	117,916	105,311
Total current assets	5,839,895	5,558,302

Property and equipment, at cost	9,192,254	8,312,367
Less: accumulated depreciation and amortization	3,587,098	3,275,387
Net property and equipment	5,605,156	5,036,980

Operating lease, right-of-use assets	2,324,638	2,200,554
Goodwill	930,161	897,696
Other assets, net	193,891	179,463
Total assets	$14,893,741	$13,872,995

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$6,524,811	$6,091,700
Self-insurance reserves	149,387	128,548
Accrued payroll	107,495	138,122
Accrued benefits and withholdings	199,593	174,650
Income taxes payable	6,274	7,860
Current portion of operating lease liabilities	419,213	389,536
Other current liabilities	876,732	730,937
Total current liabilities	8,283,505	7,661,353

Long-term debt	5,520,932	5,570,125
Operating lease liabilities, less current portion	1,980,705	1,881,344
Deferred income taxes	247,599	295,471
Other liabilities	231,961	203,980

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
57,482,184 as of December 31, 2024, and
59,072,792 as of December 31, 2023	575	591
Additional paid-in capital	1,462,565	1,352,275
Retained deficit	(2,791,288)	(3,131,532)
Accumulated other comprehensive (loss) income	(42,813)	39,388
Total shareholders’ deficit	(1,370,961)	(1,739,278)

Total liabilities and shareholders’ deficit	$14,893,741	$13,872,995

Note:  The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Note)
Sales	$4,095,601	$3,832,015	$16,708,479	$15,812,250
Cost of goods sold, including warehouse and distribution expenses	1,994,569	1,864,586	8,153,990	7,707,447
Gross profit	2,101,032	1,967,429	8,554,489	8,104,803

Selling, general and administrative expenses	1,362,382	1,248,693	5,303,332	4,918,427
Operating income	738,650	718,736	3,251,157	3,186,376

Other income (expense):
Interest expense	(55,403)	(56,148)	(222,548)	(201,668)
Interest income	2,056	1,980	7,295	4,900
Other, net	(106)	6,963	9,160	15,142
Total other expense	(53,453)	(47,205)	(206,093)	(181,626)

Income before income taxes	685,197	671,531	3,045,064	3,004,750
Provision for income taxes	134,067	119,027	658,384	658,169
Net income	$551,130	$552,504	$2,386,680	$2,346,581

Earnings per share-basic:
Earnings per share	$9.56	$9.33	$40.91	$38.80
Weighted-average common shares outstanding – basic	57,673	59,200	58,339	60,475

Earnings per share-assuming dilution:
Earnings per share	$9.50	$9.26	$40.66	$38.47
Weighted-average common shares outstanding – assuming dilution	57,997	59,673	58,705	60,998

Note:  The income statement for the year ended December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2024	2023
	(Unaudited)	(Note)
Operating activities:
Net income	$2,386,680	$2,346,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	461,892	409,061
Amortization of debt discount and issuance costs	6,613	4,954
Deferred income taxes	(50,238)	48,232
Share-based compensation programs	28,931	27,511
Other	6,360	2,116
Changes in operating assets and liabilities:
Accounts receivable	30,495	(35,539)
Inventory	(403,886)	(288,323)
Accounts payable	421,364	207,061
Income taxes payable	(8,690)	33,889
Other	170,055	278,541
Net cash provided by operating activities	3,049,576	3,034,084

Investing activities:
Purchases of property and equipment	(1,023,387)	(1,006,264)
Proceeds from sale of property and equipment	16,350	17,689
Return of (investment in) tax credit equity investments	1,490	(4,150)
Other, including acquisitions, net of cash acquired	(161,258)	(3,211)
Net cash used in investing activities	(1,166,805)	(995,936)

Financing activities:
Proceeds from borrowings on revolving credit facility	30,000	3,227,000
Payments on revolving credit facility	(30,000)	(3,227,000)
Net (payments) proceeds of commercial paper	(547,604)	746,789
Proceeds from the issuance of long-term debt	498,910	749,655
Principal payments on long-term debt	—	(300,000)
Payment of debt issuance costs	(4,076)	(4,989)
Payment of excise tax on share repurchases	(28,830)	—
Repurchases of common stock	(2,076,529)	(3,151,155)
Net proceeds from issuance of common stock	128,981	91,316
Other	(569)	(354)
Net cash used in financing activities	(2,029,717)	(1,868,738)

Effect of exchange rate changes on cash	(1,941)	1,139
Net (decrease) increase in cash and cash equivalents	(148,887)	170,549
Cash and cash equivalents at beginning of the period	279,132	108,583
Cash and cash equivalents at end of the period	$130,245	$279,132

Supplemental disclosures of cash flow information:
Income taxes paid	$640,426	$315,060
Interest paid, net of capitalized interest	209,094	189,611

Note:  The cash flow statement for the year ended December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Year Ended
		December 31,
Adjusted Debt to EBITDAR:		2024	2023
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$5,520,932	$5,570,125
Add:	Letters of credit	127,310	112,163
	Unamortized discount and debt issuance costs	29,068	30,775
	Six-times rent expense	2,715,174	2,548,890
Adjusted debt		$8,392,484	$8,261,953

GAAP net income		$2,386,680	$2,346,581
Add:	Interest expense	222,548	201,668
	Provision for income taxes	658,384	658,169
	Depreciation and amortization	461,892	409,061
	Share-based compensation expense	28,931	27,511
	Rent expense (i)	452,529	424,815
EBITDAR		$4,210,964	$4,067,805

Adjusted debt to EBITDAR		1.99	2.03

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the year ended December 31, 2024 and 2023 (in thousands):

		For the Year Ended
		December 31,
		2024	2023
Total lease cost, per ASC 842		$543,495	$503,151
Less:	Variable non-contract operating lease components, related to property taxes and insurance	90,966	78,336
Rent expense		$452,529	$424,815

	December 31,
	2024	2023
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.7	1.7
Average inventory per store (in thousands) (2)	$799	$757
Accounts payable to inventory (3)	128.0%	130.8%

		For the Three Months Ended		For the Year Ended
		December 31,		December 31,
		2024	2023	2024	2023
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$624,487	$516,429	$3,049,576	$3,034,084
Less:	Capital expenditures	290,471	252,306	1,023,387	1,006,264
	Excess tax benefit from share-based compensation payments	4,827	8,098	39,871	35,950
	(Return of) investment in tax credit equity investments	(1,490)	—	(1,490)	4,150
Free cash flow		$330,679	$256,025	$1,987,808	$1,987,720

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,092,414	$1,993,233	$8,459,084	$8,248,213
Sales to professional service provider customers	1,894,666	1,765,535	7,796,486	7,245,747
Other sales, sales adjustments, and sales from the acquired Vast Auto stores	108,521	73,247	452,909	318,290
Total sales	$4,095,601	$3,832,015	$16,708,479	$15,812,250

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Store Count:
Beginning domestic store count	6,187	6,063	6,095	5,929
New stores opened	78	33	170	169
Stores closed	—	(1)	—	(3)
Ending domestic store count	6,265	6,095	6,265	6,095

Beginning Mexico store count	78	48	62	42
New stores opened	9	14	25	20
Ending Mexico store count	87	62	87	62

Beginning Canada store count	26	—	—	—
Stores acquired	—	—	23	—
New stores opened	—	—	3	—
Ending Canada store count	26	—	26	—

Total ending store count	6,378	6,157	6,378	6,157

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Store and Team Member Information:
Total employment	93,176	90,189
Square footage (in thousands) (4)	48,809	46,681
Sales per weighted-average square foot (4)(5)	$82.70	$81.06	$342.32	$340.23
Sales per weighted-average store (in thousands) (4)(6)	$642	$619	$2,642	$2,578

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.